Exhibit 8.2

King & Spalding LLP 1290 Avenue of the Americas New York, New York 10104 T: +1 212 556 2100 F: +1 212 556 2222 www.kslaw.com

June 18, 2026

Aaron’s Intermediate HoldCo, Inc.
400 Galleria Parkway, Suite 300
Atlanta, GA 30339

Re:Exhibit 8.2 Tax Opinion

Ladies and Gentlemen:

We have acted as counsel to Aaron’s Intermediate HoldCo, Inc., a Delaware corporation (“Aaron’s”), in connection with (i) the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated December 11, 2025, by and among Katapult Holdings, Inc., a Delaware corporation (“Katapult”), Katapult Merger Sub 1, Inc., a Delaware corporation (“Merger Sub 1”), Katapult Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub 2”), CCF Holdings LLC, a Delaware limited liability company (“CCFI”), and Aaron’s, and (ii) the preparation of a Registration Statement on Form S-4 filed by Katapult on      , 2026 with the Securities and Exchange Commission, including the proxy statement/prospectus forming a part thereof (the “Registration Statement”). Except as otherwise provided, capitalized terms used but not defined herein have the meaning ascribed to them in the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, Merger Sub 1 will merge with and into Aaron’s with Aaron’s surviving as an indirect, wholly owned subsidiary of Katapult (the “Aaron’s Merger”) and Merger Sub 2 will merge with and into CCFI with CCFI surviving as an indirect, wholly owned subsidiary of Katapult (the “CCFI Merger” and, together with the Aaron’s Merger, the “Mergers”).

In connection and concurrently with the execution and delivery of the Merger Agreement, certain members of Aaron’s management and CCFI’s management (the “Aaron’s MIP Holders” and “CCFI MIP Holders,” respectively) entered into certain Contribution and Exchange Agreements pursuant to which (i) immediately prior to the Aaron’s Merger Effective Time and subject to all conditions to Closing being met, the Aaron’s MIP Holders will contribute and assign to Katapult, and Katapult will assume and acquire from the Aaron’s MIP Holders, the Aaron’s MIP Units in exchange for shares of Katapult Common Stock (the “Aaron’s MIP Exchange”) and (ii) immediately prior to the CCFI Merger Effective Time and subject to all conditions to Closing being met, the CCFI MIP Holders will contribute and assign to Katapult, and Katapult will assume and acquire from the CCFI MIP Holders, the CCFI MIP Equity in exchange for shares of Katapult Common Stock (the “CCFI MIP Exchange” and, together with the Aaron’s MIP Exchange and the Mergers, the “Merger and Exchange Transactions”).

June 18, 2026

In rendering our opinion below, we have examined, and are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants, and warranties contained in (i) the Merger Agreement and the Contribution and Exchange Agreements (including any exhibits and schedules thereto), (ii) the Registration Statement, (iii) the representation letter of Katapult (on behalf of itself, Merger Sub 1 and Merger Sub 2), dated as of the date hereof, the representation letter of Aaron’s, dated as of the date hereof, and the representation letter of CCFI, dated as of the date hereof, each delivered to us for purposes of this opinion (the “Representation Letters”) and (iv) such other documents and records as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have made certain assumptions, including that:

1.any original documents submitted to us (including signatures thereto) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Merger and Exchange Transactions) execution and delivery of all documents in the form presented to us;

2.the Merger and Exchange Transactions and any related transactions will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement, the Contribution and Exchange Agreements and the other agreements referred to therein (the “Transaction Documents”) and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), and the Merger and Exchange Transactions and any related transactions will be effective under the laws of the State of Delaware and any other applicable jurisdiction;

3.all factual statements, descriptions, and representations contained in any of the Transaction Documents, the Registration Statement, the Representation Letters and any other documents or records on which we have relied, are true, complete, and correct in all respects and will remain true, complete, and correct in all respects up to and including the effective time of the Merger and Exchange Transactions and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions, or representations or that make any such factual statements, descriptions, or representations untrue, incomplete or incorrect at the effective time of the Merger and Exchange Transactions;

4.any certificates, forms or other documentation that any of parties to the Merger Agreement or the Contribution and Exchange Agreements have requested, or will request, from any person in connection with the Merger and Exchange Transactions will have been duly executed and provided to the requesting party as and when requested;

June 18, 2026

5.any representations or statements made in any of the Transaction Documents, the Registration Statement or the Representation Letters qualified by knowledge, belief, expectation, intent, or materiality or comparable qualifiers are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the effective time of the Merger and Exchange Transactions, in each case without such qualification;

6.the Transaction Documents represent the entire understanding of the parties with respect to the Merger and Exchange Transactions and any related transactions, and there are no other written or oral agreements regarding the Merger and Exchange Transactions other than the Transaction Documents;

7.the parties to the Merger Agreement and the Contribution and Exchange Agreements have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement and the Contribution and Exchange Agreements; and

8.all applicable reporting requirements with respect to the Merger and Exchange Transactions have been or will be satisfied.

If any of the assumptions described above are untrue for any reason, or if the Merger and Exchange Transactions are consummated in a manner that is different from the manner described in the Merger Agreement, the Contribution and Exchange Agreements or the Registration Statement, our opinion as expressed below may be adversely affected.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Contribution and Exchange Agreements, including any transactions that may occur after the Closing, or described in the Registration Statement other than the opinion set forth below. We are opining herein only as to the U.S. federal income tax matters described below, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the legislative history thereto, the Treasury Regulations promulgated thereunder, and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change or differing interpretations, either prospectively or retroactively. Any change in applicable law, or any variation or difference in the information, facts, statements, representations, covenants, and undertakings on which we have relied may affect the continuing validity of this opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention (or to supplement or revise our opinion to address any such change or inaccuracy) subsequent to the date hereof.

June 18, 2026

Based upon and subject to the foregoing and subject to the assumptions, representations, qualifications, and limitations set forth herein and in the Registration Statement, we are of the opinion that (i) the Aaron’s Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and/or (ii) together (as part of an integrated transaction) with the exchange of CCFI Units for Katapult Common Stock pursuant to the CCFI Merger, the Aaron’s MIP Exchange and the CCFI MIP Exchange, the exchange of Aaron’s Common Stock for Katapult Common Stock pursuant to the Aaron’s Merger will qualify as part of an exchange described in Section 351 of the Code.

This opinion is rendered to Aaron’s solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion of counsel as Exhibit 8.2 to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ King & Spalding LLP

King & Spalding LLP